Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 of our report dated February 9, 2004 relating to the consolidated financial statements, which appears in the 3M Company Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 2, 2004